THE GALAXY VIP FUND

(the "Trust")

Registration No. 811-6726

FORM N-SAR

Semi-Annual Period Ended June 30, 2001

Sub-Item 77Q1: Exhibits;

(a) Copies of any Material Amendments to the Registrant's Charter or By-Laws.

An Amendment to the Code of Regulations dated December 14, 2000 is incorporated herein by reference as exhibit (b)(2) to Post-Effective Amendment No. 13 to the Trust's Registration Statement on Form N-1A as filed with the SEC on April 30, 2001 (Accession No. 0000912057-01-511359).